pressrelease

Media contact:	Investor contact:
Mike Jacobsen, APR	Christopher Sikora
+1 330 490 3796	+1 330 490 6870
michael.jacobsen@diebold.com	christopher.sikora@diebold.com

FOR IMMEDIATE RELEASE:
Oct. 30, 2014

DIEBOLD REPORTS 2014 THIRD QUARTER FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/earnings

•	Q3 GAAP EPS attributable to Diebold was $0.51; non-GAAP* EPS was $0.54

•	Total revenue for Q3 2014 increased 8.9% compared with the prior-year period, or 9.3% on a constant currency basis

•	Free cash flow (use)* for Q3 2014 was ($34.2) million compared with ($3.1) million in Q3 2013

•	Net debt* at September 30, 2014 was $264.5 million, a $213.7 million increase from December 31, 2013

•	Company narrows 2014 non-GAAP* EPS guidance to $1.70 to $1.80

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported third quarter 2014 net income attributable to Diebold of $33.0 million, or $0.51 per share. This compares with third quarter 2013 net loss of $(21.7) million, or $(0.34) per share, including a pre-tax goodwill impairment charge in Brazil of $70 million, or ($0.84) per share. Third quarter 2014 revenue was $768.0 million, up 8.9% from the third quarter 2013, or 9.3% on a constant currency basis.

Non-GAAP* income attributable to Diebold in the third quarter 2014 was $0.54 per share, compared with $0.56 per share in the third quarter 2013.

Management Commentary
“We delivered another solid quarter as we continue to execute on our turnaround strategy, evidenced by strong revenue growth and gross margin expansion from the third quarter last year,” said Andy W. Mattes, Diebold president and chief executive officer. “As planned, our operational results enabled us to ramp up reinvestments back into the business during the quarter.

“We will further increase our investments in the fourth quarter, focusing on areas such as research and development,” Mattes continued. “These reinvestments are starting to pay dividends. For example, we recently launched the Diebold 5500, a new line of cash dispensers and our first all-new product line in a number of years. Unveiled in London earlier this month, the 5500 is geared toward the mass market in key international regions and provides a lower total cost of ownership for the ATM deployer. We will be following this up with several new solution launches in the coming months. Consistently and quickly bringing new innovation to the market is an important part of our turnaround strategy.”

Mattes concluded, “We continue to execute relative to our transformation efforts and are showing proof points. As such, we are narrowing our earnings guidance around the center of our previously reported range. We feel good about the progress we've made to date as we begin to eye the ‘walk’ phase of our ‘crawl, walk, run’ turnaround."

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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2014 THIRD QUARTER FINANCIAL RESULTS

Results of Operations
Gross Margin
Total gross margin for the third quarter 2014 was 26.1%, an increase of 1.6 percentage points from the third quarter of 2013, with service margin reflecting a 1.9 percentage point improvement and product margin increasing 2.0 percentage points. The service margin improvement was primarily attributable to the company's global service transformation efforts. The product gross margin increase was primarily the result of geographic mix.

Operating Expenses
Total operating expenses were $153.9 million, or 20.0% of revenue, for the third quarter 2014, compared with $203.1 million, or 28.8% of revenue, in the third quarter of 2013. Operating expenses in the third quarter 2013 included $75.7 million of restructuring and non-routine charges, comprised primarily of $70.0 million related to the Brazil goodwill impairment.

Operating Profit / (Loss)
Operating profit of $46.7 million, or 6.1% of revenue, was realized in the third quarter 2014, compared with an operating loss of ($30.3) million, or (4.3%) of revenue, in the third quarter 2013. Non-GAAP operating profit* in the third quarter 2014 was $51.2 million, or 6.7% of revenue, compared with $48.0 million, or 6.8% of revenue, in the third quarter 2013.

Income Tax
The effective tax rate on continuing operations for the three months ended September 30, 2014 was 27.0%, compared with 28.2% for the same period of 2013.

Net Income / (Loss) Attributable to Diebold
Net income attributable to Diebold was $33.0 million, or 4.3% of revenue, in the third quarter 2014, compared with net loss of ($21.7) million, or (3.1%) of revenue, in the third quarter 2013. Included in the third quarter 2013 net of tax results were $54.3 million of net non-routine and amortization expenses, $53.7 million of which related to the establishment of a valuation allowance on certain Brazil deferred tax assets, and $3.4 million in restructuring costs.

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $264.5 million at September 30, 2014, an increase in net debt of $213.7 million from the net debt* position at December 31, 2013. The company's net debt to capital ratio was 21.0% at September 30, 2014, 4.5% at December 31, 2013 and 14.7% at September 30, 2013.

Free cash flow (use)* in the third quarter 2014 was ($34.2) million, compared with ($3.1) million in the third quarter 2013.

Full-year 2014 Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of significant currency fluctuations, future mergers, acquisitions, disposals or other business combinations, the Brazil tax assessment or related indirect tax reserves.

The company is updating its outlook for full-year 2014 revenue to grow approximately 7% and EPS to be in the range of $1.70 to $1.80 on a non-GAAP* basis. The current guidance now assumes a full-year, non-GAAP effective tax rate of approximately 32%, compared with previous guidance which assumed an approximate 30% full-year, non-GAAP effective tax rate. Diebold is focused on executing its transformation initiatives and increasing investment levels in the areas of development, sales and marketing, information technology and back-end office support.

	Previous Guidance	Current Guidance
Total Revenue	Up mid-single digits	~7%
2014 EPS (GAAP)	$1.55 - $1.80	$1.66 - $1.78
Restructuring charges & net non-routine income/expense	0.10 - 0.05	0.04 - 0.02
Total EPS (non-GAAP* measure)	$1.65 - $1.85	$1.70 - $1.80
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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2014 THIRD QUARTER FINANCIAL RESULTS

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

Revenue Summary by Service, Product and Segment

Revenue Summary by Service and Product Solutions
(In Thousands)
	Q3 2014	Q3 2013	% Change	YTD 9/30/2014	YTD 9/30/2013	% Change
Financial Self-Service
Services	$310,691	$291,529	6.6%	$901,828	$874,983	3.1%
Products	239,675	233,623	2.6%	657,943	681,566	(3.5)%
Total Financial Self-Service	550,366	525,152	4.8%	1,559,771	1,556,549	0.2%
Security Solutions
Services	105,842	113,706	(6.9)%	307,903	325,695	(5.5)%
Products	52,199	40,496	28.9%	145,605	115,364	26.2%
Total Security Solutions	158,041	154,202	2.5%	453,508	441,059	2.8%
Total Financial Self-Service & Security	708,407	679,354	4.3%	2,013,279	1,997,608	0.8%
Brazil other	59,624	26,070	128.7%	176,502	48,440	264.4%
Total revenue	$768,031	$705,424	8.9%	$2,189,781	$2,046,048	7.0%

Revenue Summary by Segment
	Q3 2014	Q3 2013	% Change	YTD 9/30/2014	YTD 9/30/2013	% Change
North America	$361,420	$356,943	1.3%	$1,024,893	$1,056,184	(3.0)%
Asia Pacific	135,036	116,102	16.3%	361,527	346,660	4.3%
Europe, Middle East, Africa	99,882	81,854	22.0%	302,337	232,471	30.1%
Latin America	54,089	56,899	(4.9)%	146,529	161,182	(9.1)%
Brazil	117,604	93,626	25.6%	354,495	249,551	42.1%
Total customer revenue	$768,031	$705,424	8.9%	$2,189,781	$2,046,048	7.0%

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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2014 THIRD QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt). The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner.

1.	Profit/loss summary - 3rd quarter comparison (Dollars in millions)

	Q3 2014						Q3 2013
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$768.0	$200.6	26.1%	$153.9	$46.7	6.1%	$705.4	$172.8	24.5%	$203.1	$(30.3)	(4.3)%
Restructuring	—	0.5		(0.4)	0.9			2.3		(2.0)	4.3
Non-routine income/expense:
FCPA settlement	—	—		—	—		—	—		—	—
Securities class action settlement	—	—		—	—		—	—		0.3	(0.3)
Legal, indemnification and professional fees	—	—		(3.5)	3.5		—	—		(3.6)	3.6
Gain on sale of Eras	—	—		—	—		—	—		—	—
Brazil impairment	—	—		—	—		—	—		(70.0)	70.0
Other	—	—		—	—		—	0.3		(0.4)	0.7
Total non-routine income/expense	—	—		(3.5)	3.5		—	0.3		(73.7)	74.0
Non-GAAP results	$768.0	$201.1	26.2%	$149.9	$51.2	6.7%	$705.4	$175.4	24.9%	$127.3	$48.0	6.8%

	YTD 9/30/2014						YTD 9/30/2013
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$2,189.8	$551.5	25.2%	$424.3	$127.2	5.8%	$2,046.0	$460.2	22.5%	$528.0	$(67.8)	(3.3)%
Restructuring		1.4		(5.3)	6.8			9.4		(12.0)	21.4
Non-routine income/expense:
FCPA settlement	—	—		—	—		—	—		(28.0)	28.0
Securities class action settlement	—	—		—	—		—	—		(17.2)	17.2
Legal, indemnification and professional fees	—	—		(6.2)	6.2		—	—		(4.0)	4.0
Gain on sale of Eras	—	—		13.7	(13.7)		—	—		—	—
Executive severance	—	—		—	—		—	—		(9.3)	9.3
Brazil impairment	—	—		—	—		—	—		(70.0)	70.0
Other	—	—		—	—		—	0.8		1.0	(0.2)
Total non-routine income/expense	—	—		7.5	(7.5)		—	0.8		(127.5)	128.3
Non-GAAP results	$2,189.8	$552.9	25.3%	$426.5	$126.4	5.8%	$2,046.0	$470.5	23.0%	$388.5	$82.0	4.0%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine expenses relate to the settlement of the FCPA investigation and securities class action lawsuit, Brazil impairment, and the legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements.

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PAGE 5/ DIEBOLD REPORTS 2014 THIRD QUARTER FINANCIAL RESULTS
2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q3 2014	Q3 2013	YTD 9/30/2014	YTD 9/30/2013
Total diluted EPS attributable to Diebold, Incorporated (GAAP measure)	$0.51	$(0.34)	$1.30	$(2.20)
Restructuring	0.01	0.05	0.07	0.22
Non-routine (income)/expense:
FCPA settlement	—	—	—	0.36
Securities class action settlement	—	—	—	0.17
Legal, indemnification and professional fees	0.03	0.04	0.05	0.04
Gain on sale of Eras	—	—	(0.19)	—
Executive severance	—	—	—	0.09
Brazil impairment	—	0.84	—	0.84
Other	—	—	—	0.01
Total non-routine (income)/expense	0.03	0.88	(0.14)	1.51
Tax expense (benefit) on foreign cash repatriation	(0.01)	(0.03)	0.02	0.64
Total adjusted EPS (non-GAAP measure)	$0.54	$0.56	$1.25	$0.17
Valuation allowance on Brazil deferred tax assets	—	—	—	0.61
Total adjusted EPS (non-GAAP measure) excluding valuation allowance on Brazil deferred tax assets	$0.54	$0.56	$1.25	$0.78

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine expenses relate to the settlement of the FCPA investigation and securities class action lawsuit, Brazil impairment, and the legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements. Non-routine tax expense (benefit) on foreign cash repatriation relates to the 2013 change in assertion regarding the indefinite reinvestment of foreign subsidiary earnings.

3.	Free cash flow/(use) is calculated as follows:

	Q3 2014	Q3 2013	YTD 9/30/2014	YTD 9/30/2013
Net cash provided by/(used in) operating activities (GAAP measure)	$(18,960)	$4,383	$(110,735)	$(59,042)
Capital expenditures	(15,204)	(7,492)	(33,554)	(25,648)
Free cash flow/(use) (non-GAAP measure)	$(34,164)	$(3,109)	$(144,289)	$(84,690)

We define free cash flow/(use) as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

4.	Net investment/(debt) is calculated as follows:

	9/30/2014	12/31/2013	9/30/2013
Cash, cash equivalents and short-term investments (GAAP measure)	$374,233	$473,697	$405,624
Debt instruments	(638,706)	(524,459)	(588,799)
Net investment/(debt) (non-GAAP measure)	$(264,473)	$(50,762)	$(183,175)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 97% to 99% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.
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PAGE 6/ DIEBOLD REPORTS 2014 THIRD QUARTER FINANCIAL RESULTS

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the finalization of the company's financial statements for the periods discussed in this release;

•	the company's ability to maintain effective internal controls;

•
changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;

•
unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including with respect to the company's Brazil tax or Thailand customs disputes;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in healthcare costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any; and

•
the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its multi-year realignment plan and other restructuring actions, as well as its business process outsourcing initiative with Accenture.

About Diebold
Diebold, Incorporated (NYSE: DBD) is a global leader in providing innovative self-service technology, security systems and related services. Diebold has approximately 16,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
[IN THOUSANDS EXCEPT EARNINGS (LOSS) PER SHARE]

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Sales
Services	$416,533	$405,238	$1,209,731	$1,200,672
Products	351,498	300,186	980,050	845,376
Total	768,031	705,424	2,189,781	2,046,048
Cost of sales
Services	290,366	290,121	849,196	904,167
Products	277,082	242,498	789,074	681,646
Total	567,448	532,619	1,638,270	1,585,813
Gross Profit	200,583	172,805	551,511	460,235
Percent of net sales	26.1%	24.5%	25.2%	22.5%
Operating expenses
Selling and administrative expense	129,938	111,683	371,236	394,401
Research, development and engineering expense	24,466	21,957	66,173	66,404
Impairment of assets	—	70,000	—	70,642
Gain on sale of assets, net	(540)	(582)	(13,098)	(3,421)
Total	153,864	203,058	424,311	528,026
Percent of net sales	20.0%	28.8%	19.4%	25.8%
Operating profit (loss)	46,719	(30,253)	127,200	(67,791)
Percent of net sales	6.1%	(4.3)%	5.8%	(3.3)%
Other income (expense)
Investment income	7,968	6,695	26,614	21,060
Interest expense	(8,384)	(7,918)	(23,142)	(22,027)
Foreign exchange gain (loss), net	988	2,977	(10,373)	(1,453)
Miscellaneous, net	571	355	444	(434)
Other income (expense), net	1,143	2,109	(6,457)	(2,854)
Income (loss) before taxes	47,862	(28,144)	120,743	(70,645)
Income tax (expense) benefit	(12,907)	7,940	(37,781)	(67,293)
Net income (loss)	34,955	(20,204)	82,962	(137,938)
Less: net (income) loss attributable to noncontrolling interests	(1,935)	(1,486)	1,499	(2,233)
Net income (loss) attributable to Diebold, Incorporated	$33,020	$(21,690)	$84,461	$(140,171)

Basic weighted-average shares outstanding	64,615	63,825	64,494	63,648
Diluted weighted-average shares outstanding	65,293	63,825	65,102	63,648

Net income (loss) attributable to Diebold, Incorporated
Basic earnings (loss) per share	$0.51	$(0.34)	$1.31	$(2.20)
Diluted earnings (loss) per share	$0.51	$(0.34)	$1.30	$(2.20)

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN THOUSANDS)

	September 30, 2014	December 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$240,433	$230,709
Short-term investments	133,800	242,988
Trade receivables, net	597,954	447,239
Inventories	519,799	376,462
Other current assets	295,740	257,952
Total current assets	1,787,726	1,555,350

Securities and other investments	81,269	82,591
Property, plant and equipment, net	161,559	160,895
Goodwill	176,566	179,828
Other assets	251,302	204,827
Total assets	$2,458,422	$2,183,491

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$83,612	$43,791
Accounts payable	295,063	210,399
Other current liabilities	698,712	639,546
Total current liabilities	1,077,387	893,736

Long-term debt	555,020	480,242
Long-term liabilities	184,713	188,698

Total Diebold, Incorporated shareholders' equity	621,261	596,764
Noncontrolling interests	20,041	24,051
Total equity	641,302	620,815

Total liabilities and equity	$2,458,422	$2,183,491

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Nine Months Ended
	September 30,
	2014	2013
Cash flow from operating activities:
Net income (loss)	$82,962	$(137,938)
Adjustments to reconcile net income (loss) to cash flow used in operating activities:
Depreciation and amortization	55,405	64,085
Devaluation of Venezuelan balance sheet	12,101	1,584
Other	2,610	80,913

Cash flow from changes in certain assets and liabilities:
Trade receivables	(164,710)	(41,789)
Inventories	(156,281)	(79,492)
Accounts payable	87,634	(10,660)
Prepaid income taxes	7,452	(20,987)
Deferred revenue	30,433	5,168
Deferred income tax	(6,480)	40,164
Certain other assets and liabilities	(61,861)	39,910
Net cash used in operating activities	(110,735)	(59,042)

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	(11,749)	—
Net investment activity	106,437	38,890
Capital expenditures	(33,554)	(25,648)
Increase in certain other assets & other	3,852	452
Net cash provided by investing activities	64,986	13,694

Cash flow from financing activities:
Dividends paid	(56,193)	(55,469)
Net debt borrowings	116,279	(62,542)
Repurchase of common shares	(1,843)	(3,660)
Other	11,184	4,262
Net cash provided by (used in) financing activities	69,427	(117,409)

Effect of exchange rate changes on cash and cash equivalents	(13,954)	(114)

Increase (decrease) in cash and cash equivalents	9,724	(162,871)
Cash and cash equivalents at the beginning of the period	230,709	368,792
Cash and cash equivalents at the end of the period	$240,433	$205,921